GRIFFIN-AMERICAN HEALTHCARE REIT III

Investing in America's Largest and Fastest-Growing Industry.[1]

Investor Update

Second Quarter 2016 Highlights and Accomplishments

- Completed second quarter acquisitions totaling approximately $178.6 million.[2] As of June 30, 2016, the company had completed the acquisition of a diversified portfolio of medical office buildings, hospitals, senior housing facilities, skilled nursing facilities, integrated senior health campuses and real estate-related investments located throughout the United States and the United Kingdom for a consolidated purchase price of approximately $2.7 billion.[2]
- As of June 30, 2016, the company's non-RIDEA[4] property portfolio achieved a leased percentage of 94.3 percent and weighted average remaining lease term of 8.2 years. The company's portfolio of senior housing – RIDEA facilities and integrated senior health campuses achieved a leased percentage of 84.7 percent and 88.2 percent, respectively, for the six months ended June 30, 2016. Portfolio leverage was 36.6 percent.[5]
- Modified funds from operations, as defined by the Investment Program Association, or the IPA, attributable to controlling interest, or MFFO, equaled $21.6 million for the quarter ended June 30, 2016, representing year-over-year growth of approximately 161.8 percent compared to $8.3 million during the second quarter 2015. Funds from operations, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, attributable to controlling interest, or FFO, equaled $14.9 million during the second quarter 2016, as compared to second quarter 2015 FFO of $(4.7) million. (Please see financial reconciliation tables and notes at the end of this Investor Update for more information regarding MFFO and FFO.)
- Net operating income, or NOI, totaled $45.6 million for the quarter ended June 30, 2016, representing an increase of approximately 306.7 percent over second quarter 2015 NOI of $11.2 million. Net loss during the quarter was $51.9 million, compared to a net loss of $12.8 million during the second quarter 2015. Net loss is due largely to depreciation and amortization expense of our properties, a non-cash item, in accordance with accounting principles generally accepted in the United States of America, or GAAP. (Please see financial reconciliation tables and notes at the end of this Investor Update for more information regarding NOI and net loss.)
- Subsequent to the close of the second quarter, the company completed the acquisition of six additional healthcare-related buildings located in Braintree, Brighton, Duxbury, Hingham and Weymouth, Massachusetts and Voorhees, New Jersey, a development parcel with improvements located in Harrodsburg, Kentucky, and the real estate underlying nine previously leased integrated senior health campuses located in Indiana, Kentucky, Michigan, and Ohio for a consolidated purchase price of approximately $167.1 million.

LETTER FROM THE PRESIDENT

September 2, 2016



Dear Fellow Stockholder:

Griffin-American Healthcare REIT III recently filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission, and I'm happy to provide you with our second quarter update for 2016.

During the quarter, we completed the acquisition of nearly $180 million[2] of properties as we work to complete the construction of the company's property portfolio. We have achieved significant scale and diversity, with 186[3] medical office buildings, hospitals, senior housing facilities, skilled nursing facilities and integrated senior health campuses located throughout the United States and the United Kingdom valued at approximately $2.7 billion.[2]

Additionally, our portfolio is performing well, with high occupancy, lengthy remaining lease terms and robust growth in many important financial metrics, including funds from operations, modified funds from operations and net operating income. Indeed, each of these financial metrics experienced tremendous year-over-year growth. (Note: please see "Highlights and Accomplishments" sidebar to the left for further information.)

Since the close of the second quarter, we added six additional healthcare-related buildings, a development parcel with improvements and the real estate underlying nine previously leased integrated senior health campuses for a consolidated purchase price of approximately $167.1 million. As we move into the next phase of our strategic plan, we expect to complete a few additional strategic transactions that will add extra value to the company.

As you know, I, along with our chairman and chief executive officer Jeff Hanson, as well as our executive vice president and general counsel Mathieu Streiff, was one of the initial investors in Griffin-American Healthcare REIT III and we are each among the largest individual stockholders in the company. We remain optimistic about the future of the company and will report back to you on a regular basis regarding our progress as we pursue our strategic plan on behalf of you and all of our fellow stockholders.

Kind regards,

Danny Prosky
President and Chief Operating Officer
Griffin-American Healthcare REIT III

1) "Current Employment Statistics - CES Table B-1b: Employees on nonfarm payrolls by industry sector and selected industry detail, not seasonally adjusted." April 1, 2016. "Employment Projections Table 2.3: Industries with the Fastest Growing and Most Rapidly Declining Wage and Salary Employment." U.S. Department of Labor, Bureau of Labor Statistics. December 8, 2015. http://www.bls.gov.
2) Based on consolidated purchase price of owned and/or operated real estate and real estate-related investments, including development projects, as of June 30, 2016.
3) Based on real estate owned and/or operated as of June 30, 2016.
4) The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a "RIDEA" structure.
5) Total consolidated debt, excluding capital lease obligations, divided by total consolidated assets.

PORTFOLIO AT-A-GLANCE (As of June 30, 2016)

PORTFOLIO SUMMARY[2]

Consolidated Purchase Price[1][2]:	$2.7 billion
Buildings & Integrated Senior Health Campuses[2]:	186
Gross Leasable Area (Sq Ft)[2]:	11.4 million
Leased Percentage[3]:	94.3%
Weighted Average Remaining Lease Term[3]:	8.2 years
Leverage Ratio[4]:	36.6%
Portfolio Capitalization Rate[5]:	7.3%

CUMULATIVE PORTFOLIO GROWTH BY QUARTER

(based on consolidated purchase price)



$942.7 Million
$1.1 Billion
$2.4 Billion
$2.5 Billion
$2.7 Billion
Q2 2015
Q3 2015
Q4 2015
Q1 2016
Q2 2016

PORTFOLIO ASSET MIX

(based on consolidated purchase price)



Real Estate-Related Investments 5.4%
Integrated Senior Health Campuses 47.3%
Senior Housing – RIDEA 12.0%
Skilled Nursing Facilities 1.5%
Hospitals 5.2%
Senior Housing 5.1%
Medical Office Buildings 23.5%

COMPLETE LIST OF PROPERTY ACQUISITIONS

Acquisition	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased %[6]	Consolidated Purchase Price
DeKalb Professional Center	MOB	Jun 2014	Lithonia, GA	19,000	81%	$2,830,000
Country Club Medical Office Building	MOB	Jun 2014	Stockbridge, GA	17,000	34%	$2,775,000
Acworth Medical Complex	MOB	Jul 2014	Acworth, GA	39,000	83%	$6,525,000
Wichita KS Medical Office Building	MOB	Sep 2014	Wichita, KS	39,000	92%	$8,800,000
Delta Valley Assisted Living Facility Portfolio	Senior Housing	Sep 2014 & Jan 2015	AR, MS	127,000	100%	$21,450,000
Lee's Summit MO Medical Office Building	MOB	Sep 2014	Lee's Summit, MO	39,000	89%	$6,750,000
Carolina Commons Medical Office Building	MOB	Oct 2014	Indian Land, SC	58,000	87%	$12,000,000
Mount Olympia Medical Office Building Portfolio	MOB	Dec 2014	FL, IL, OH	53,000	97%	$16,150,000
Southlake TX Hospital	Hospital	Dec 2014	Southlake, TX	142,000	100%	$128,000,000
East Texas Medical Office Building Portfolio	MOB	Dec 2014	TX	393,000	96%	$68,500,000
Premier Medical Office Building	MOB	Dec 2014	Novi, MI	45,000	92%	$12,025,000
Independence Medical Office Building Portfolio	MOB	Jan 2015	KY, MA, NJ, NY	461,000	96%	$135,000,000
King of Prussia PA Medical Office Building	MOB	Jan 2015	King of Prussia, PA	73,000	94%	$18,500,000
North Carolina Assisted Living Facility Portfolio	Senior Housing	Jan & Jun 2015	NC	158,000	100%	$68,856,000
Orange Star Medical Portfolio	MOB/Hospital	Feb 2015	CO, TX	183,000	96%	$57,650,000
Kingwood Medical Office Building Portfolio	MOB	Mar 2015	Kingwood, TX	43,000	100%	$14,949,000
Mt. Juliet TN Medical Office Building	MOB	Mar 2015	Mount Juliet, TN	46,000	100%	$13,000,000
Homewood AL Medical Office Building	MOB	Mar 2015	Homewood, AL	28,000	100%	$7,444,000
Paoli PA Medical Plaza	MOB	Apr 2015	Paoli, PA	99,000	90%	$24,820,000
Glen Burnie MD Medical Office Building	MOB	May 2015	Glen Burnie, MD	77,000	91%	$18,650,000
Marietta GA Medical Office Building	MOB	May 2015	Marietta, GA	41,000	100%	$13,050,000
Mountain Crest Senior Housing Portfolio	Senior Housing – RIDEA	May, Jun, Jul & Nov 2015	IN, MI	585,000	80%	$75,035,000
Mount Dora Medical Center	MOB	May 2015	Mount Dora, FL	51,000	97%	$16,300,000
Nebraska Senior Housing Portfolio	Senior Housing – RIDEA	May 2015	NE	282,000	86%	$66,000,000
Pennsylvania Senior Housing Portfolio	Senior Housing – RIDEA	Jun 2015	PA	260,000	95%	$87,500,000
Southern Illinois Medical Office Building Portfolio	MOB	Jul 2015	Waterloo, IL	41,000	100%	$12,272,000
Napa Medical Center	MOB	Jul 2015	Napa, CA	65,000	91%	$15,700,000
Chesterfield Corporate Plaza	MOB	Aug 2015	Chesterfield, MO	226,000	97%	$36,000,000
Richmond VA Assisted Living Facility	Senior Housing – RIDEA	Sep 2015	North Chesterfield, VA	210,000	74%	$64,000,000

COMPLETE LIST OF PROPERTY ACQUISITIONS (continued)

Acquisition	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased %[6]	Consolidated Purchase Price
Crown Senior Care Portfolio	Senior Housing	Sep, Oct & Dec 2015	Isle of Man & United Kingdom	112,000	100%	$44,554,000
Washington D.C. Skilled Nursing Facility	Skilled Nursing	Oct 2015	Washington, D.C.	134,000	100%	$40,000,000
Trilogy[2]	Integrated Senior Health Campuses[7]	Dec 2015 & Jun 2016[8]	KY, MI, IN, OH	6,510,000	88%	$1,261,340,000
Stockbridge GA Medical Office Building II	MOB	Dec 2015	Stockbridge, GA	46,000	76%	$8,000,000
Marietta GA Medical Office Building II	MOB	Dec 2015	Marietta, GA	22,000	97%	$5,800,000
Naperville Medical Office Building	MOB	Jan 2016	Naperville, IL	69,000	92%	$17,385,000
Lakeview IN Medical Plaza[2]	MOB	Jan 2016	Indianapolis, IN	162,000	83%	$20,000,000
Pennsylvania Senior Housing Portfolio II	Senior Housing – RIDEA	Feb 2016	Palmyra, PA	125,000	100%	$27,500,000
Snellville GA Medical Office Building	MOB	Feb 2016	Snellville, GA	42,000	91%	$8,300,000
Lakebrook Medical Center	MOB	Feb 2016	Westbrook, CT	25,000	85%	$6,150,000
Stockbridge GA Medical Office Building III	MOB	Mar 2016	Stockbridge, GA	43,000	96%	$10,300,000
Joplin MO Medical Office Building	MOB	May 2016	Joplin, MO	85,000	99%	$11,600,000
Austell GA Medical Office Building	MOB	May 2016	Austell, GA	39,000	100%	$12,600,000
Middletown OH Medical Office Building	MOB	Jun 2016	Middletown, OH	103,000	80%	$19,300,000

PROPERTY MAP


LEGEND
Medical Office Buildings
Hospitals
Senior Housing
Senior Housing - RIDEA
Skilled Nursing
Integrated Senior Health Campuses

(1) Based on consolidated purchase price of owned and/or operated real estate and real estate-related investments, including development projects, as of June 30, 2016.

(2) Includes owned, leased or joint venture properties.

(3) Excluding our senior housing — RIDEA facilities and our integrated senior health campuses.

(4) Total consolidated debt, excluding capital lease obligations, divided by total consolidated assets.

(5) The portfolio capitalization rate is estimated based on total property portfolio net operating income from each property's forward looking pro forma projections for the expected year one property performance, including any contractual rent increases contained in such leases for year one, divided by the purchase price of the total property portfolio, exclusive of any acquisition fees and expenses paid. In calculating each property's net operating income, we generally estimate each property's expenses for year one by evaluating historical expenses of the property and adjusting for factors such as the property's age, location and other information we obtained during our due diligence examination of the property prior to its acquisition. We also estimate each property's occupancy for year one using assumptions regarding upcoming lease renewals or terminations based on information we obtained about the property and its tenants during our due diligence examination of the property prior to its acquisition. The capitalization rate does not reflect reserves for replacements. The estimates used to calculate the capitalization rate are based upon specified assumptions, and if the assumptions are not met, the estimates may be materially adversely effected.

(6) Leased percentage as of June 30, 2016 includes all leased space of the respective acquisition including master leases except for our senior housing — RIDEA facilities and our integrated senior health campuses where leased percentage for the six months ended June 30, 2016 represents resident occupancy on the total units of the senior housing — RIDEA facilities or integrated senior health campuses.

(7) Integrated senior health campuses include a range of senior care, including assisted living, memory care, independent living, skilled nursing services and certain ancillary businesses.

(8) On June 24, 2016 and June 30, 2016, we acquired the real estate underlying seven previously leased integrated senior health campuses through a majority-owned subsidiary of Trilogy.

FFO and MFFO Reconciliation

	Three Months Ended June 30,	
	2016	2015
Net loss	**$ (51,909,000)**	**$ (12,843,000)**
Add:		
Depreciation and amortization — consolidated properties	70,316,000	8,135,000
Depreciation and amortization — unconsolidated properties	53,000	—
Less:		
Net loss attributable to redeemable noncontrolling interests and noncontrolling interests	12,529,000	—
Depreciation and amortization related to redeemable noncontrolling interests and noncontrolling interests	(16,056,000)	—
FFO attributable to controlling interest	**$ 14,933,000**	**$ (4,708,000)**
Acquisition related expenses (1)	$ 4,833,000	$ 13,267,000
Amortization of above- and below-market leases (2)	231,000	189,000
Amortization of loan and closing costs (3)	271,000	113,000
Change in deferred rent receivables (4)	(3,645,000)	(611,000)
Loss in fair value of derivative financial instruments (5)	871,000	—
Foreign currency loss (6)	3,567,000	—
Adjustments for unconsolidated properties (7)	365,000	—
Adjustments for redeemable noncontrolling interests and noncontrolling interests (7)	175,000	—
MFFO attributable to controlling interest	**$ 21,601,000**	**$ 8,250,000**
Weighted average common shares outstanding — basic and diluted	193,698,615	187,460,097
Net loss per common share — basic and diluted	$ (0.27)	$ (0.07)
FFO attributable to controlling interest per common share — basic and diluted	$ 0.08	$ (0.03)
MFFO attributable to controlling interest per common share — basic and diluted	$ 0.11	$ 0.04

Net Operating Income Reconciliation

	Three Months Ended June 30,	
	2016	2015
Net loss	**$ (51,909,000)**	**$ (12,843,000)**
General and administrative	7,253,000	2,401,000
Acquisition related expenses	4,833,000	13,267,000
Depreciation and amortization	70,316,000	8,135,000
Interest expense	10,659,000	560,000
Foreign currency loss	3,567,000	—
Interest and other income	(145,000)	(299,000)
Loss from unconsolidated entities	1,945,000	—
Income tax benefit	(884,000)	—
Net operating income	**$ 45,635,000**	**$ 11,221,000**

(1) In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(2) Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3) Under GAAP, direct loan and closing costs are amortized over the term of the notes receivable and the debt security investment as an adjustment to the yield on the notes receivable or debt security investment. This may result in income recognition that is different than the contractual cash flows under the notes receivable and debt security investment. By adjusting for the amortization of the loan and closing costs related to our real estate notes receivable and debt security investment, MFFO may provide useful supplemental information on the realized economic impact of the notes receivable and debt security investment terms, providing insight on the expected contractual cash flows of such notes receivable and debt security investment, and aligns results with our analysis of operating performance.

(4) Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(5) Under GAAP, we are required to record our derivative financial instruments at fair value at each reporting period. We believe that adjusting for the change in fair value of our derivative financial instruments is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

(6) We believe that adjusting for the change in foreign currency exchange rates provides useful information because such adjustments may not be reflective of on-going operations.

(7) Includes all adjustments to eliminate the unconsolidated properties' share or redeemable noncontrolling interests and noncontrolling interests' share, as applicable, of the adjustments described in Notes (1) – (6) to convert our FFO to MFFO.

EXECUTIVE STOCK OWNERSHIP as of June 30, 2016


Shares owned
400,000
300,000
200,000
100,000
0
Jeff Hanson
Danny Prosky
Mathieu Streiff
Kevin Shields
AHI & Griffin Employees
Independent Directors